Exhibit 99.1
BELL BOYD	70 West Madison Street, Suite 3100
BELL, BOYD & LLOYD LLP	Chicago, Illinois 60602-4207

   312.372.1121 . Fax 312.827.8000

JEFFREY THOMAS PETERSEN

312.807.4297

jpetersen@bellboyd.com

Direct Fax: 312.827.2494

BY CERTIFIED MAIL

RETURNED RECEIPT REQUESTED

AND FACSIMILE

May 14, 2008

Scott Goodman

Cargo Connection Logistics-International, Inc.

600 Bayview Ave.

Inwood, NY 11096-1104

Fax No. 516.239.2508

Cargo Connection Logistics-International, Inc.

491 Supreme Drive

Bensenville, IL	60106

Re:	Notice of Default for Overdue Rent

Dear Mr. Goodman:

We represent MP Cargo ORD Property LLC (the “Landlord”), and are writing to give notice that there is now due the Landlord the sum of sixty-three thousand eight hundred dollars ($63,800.00) in rent and other charges under the lease for the premises situated in the City of Bensenville, Illinois, commonly known and described as follows:

491 Supreme Drive, Bensenville, IL 60106

You are further notified that under Paragraph 15.A. of the lease, Cargo Connections Logistics-International, Inc. (“Cargo Connection”) is in default under the lease, that payment of said sum so due has been and is hereby demanded of Cargo Connection, and that unless payment thereof is made on or before the expiration of ten (10) days after the service of this notice your right to possession of said premises will be terminated. Bell, Boyd & Lloyd LLP, as agent on behalf of the Landlord, is hereby authorized to receive said rent so due, to the attention of the undersigned.

Only FULL PAYMENT of the rent and other charges due in the amount of sixty three thousand eight hundred dollars ($63,800.00) demanded in this notice will waive the Landlord’s right to terminate your possession of said premises under this notice, unless the Landlord agrees in writing to continue your right of possession in exchange for receiving partial payment.

chicago . washington

Cargo Connection Logistics-International, Inc.

May 14, 2008

DATE: May 14, 2008

BELL, BOYD & LLOYD LLP

/s/ Jeffrey T. Petersen
Jeffrey T. Petersen

cc:	Mr. Jesse Dobrinsky, c/o Cargo Connections, Inwood, NY (via certified mail)

Cargo Connections Logistics Holding, Inc., Inwood, NY (via certified mail)

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